As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ingram Micro Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1644402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address of Principal Executive Offices)

Ingram Micro Inc. 2011 Incentive Plan

(Full title of the plan)

Larry C. Boyd, Esq.

Executive Vice President, Secretary and General Counsel

Ingram Micro Inc.

1600 E. St. Andrew Place

Santa Ana, CA 92705

Telephone: (714) 566-1000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share - Ingram Micro Inc. 2011 Incentive Plan	12,000,000(2)	$19.05(3)	$228,540,000	$31,172.86
Total	12,000,000	$19.05(3)	$228,540,000	$31,172.86

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Class A Common Stock, $0.01 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents an increase to the number of shares of our Common Stock reserved for issuance under the Ingram Micro Inc. 2011 Incentive Plan (as amended, the “Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the New York Stock Exchange on June 3, 2013.

PART I

This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of Ingram Micro Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the Plan under a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2011
(File No. 333-174821). Pursuant to General Instruction E to Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant hereby files this registration statement with the Commission on Form S-8 to register under the Securities Act an additional 12,000,000 shares of the Registrant’s Common Stock for issuance pursuant to the First Amendment to the Registrant’s 2011 Incentive Plan, and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2013;

(c)	All documents the Registrant filed with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act after December 29, 2012 and before the date of this registration statement, in each case only to the extent filed and not furnished; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Exchange Act registration statement on Form 8-A dated September 19, 1996, filed with the Commission pursuant to Section 13 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.01	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-08453))

4.02	Certificate of Amendment of the Certificate of Incorporation of the Registrant dated as of June 5, 2001 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-69816))

4.03	Certificate of Amendment of the Certificate of Incorporation of the Registrant dated as of June 9, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2010)

4.04	Amended and Restated Bylaws of the Registrant, dated as of March 6, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2012)

5.01*	Opinion of Counsel of the Registrant

23.01*	Consent of Independent Registered Public Accounting Firm

23.02*	Consent of Counsel of the Registrant (contained in Exhibit 5.01)

24.01	Power of Attorney (included on the signature page of this registration statement)

99.01	Ingram Micro Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2011)

99.02	First Amendment to the Ingram Micro Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 7th day of June 2013.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
	Name:	Larry C. Boyd
	Title:	Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Alain Monié, William D. Humes and Larry C. Boyd, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Ingram Micro Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alain Monié	President and Chief Executive Officer (Principal Executive Officer); Director	June 7, 2013
Alain Monié

/s/ William D. Humes	Chief Operating and Financial Officer (Principal Financial and Accounting Officer)	June 7, 2013
William D. Humes

/s/ Howard I. Atkins	Director	June 7, 2013
Howard I. Atkins

/s/ Leslie Stone Heisz	Director	June 7, 2013
Leslie Stone Heisz

/s/ John R. Ingram	Director	June 7, 2013
John R. Ingram

/s/ Orrin H. Ingram II	Director	June 7, 2013
Orrin H. Ingram II

/s/ Dale R. Laurance	Director	June 7, 2013
Dale R. Laurance

/s/ Linda Fayne Levinson	Director	June 7, 2013
Linda Fayne Levinson

/s/ Scott A. McGregor	Director	June 7, 2013
Scott A. McGregor

/s/ Paul Read	Director	June 7, 2013
Paul Read

/s/ Michael T. Smith	Director	June 7, 2013
Michael T. Smith

/s/ Joe B. Wyatt	Director	June 7, 2013
Joe B. Wyatt

INDEX TO EXHIBITS

Exhibit Number	Description

4.01	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-08453))

4.02	Certificate of Amendment of the Certificate of Incorporation of the Registrant dated as of June 5, 2001 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-69816))

4.03	Certificate of Amendment of the Certificate of Incorporation of the Registrant dated as of June 9, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2010)

4.04	Amended and Restated Bylaws of the Registrant, dated as of March 6, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2012)

5.01*	Opinion of Counsel of the Registrant

23.01*	Consent of Independent Registered Public Accounting Firm

23.02*	Consent of Counsel of the Registrant (contained in Exhibit 5.01)

24.01	Power of Attorney (included on the signature page of this registration statement)

99.01	Ingram Micro Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2011)

99.02	First Amendment to the Ingram Micro Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013)

*	Filed herewith